Exhibit 99.1

FOR IMMEDIATE RELEASE

Agilysys Updates Guidance for Fiscal 2005

CLEVELAND — April 20, 2005 — Agilysys, Inc. (Nasdaq: AGYS), a leading provider of enterprise computer solutions, today announced that it anticipates fiscal 2005 sales of approximately $1.62 billion, or 16 percent growth over the prior year, and fiscal 2005 earnings between $0.70 and $0.74 per diluted share versus $0.31 for fiscal 2004. This update compares with previous fiscal 2005 guidance of approximately 20 percent sales growth and anticipated earnings of $0.90 to $0.93 per share for fiscal 2005.

The Company stated that weaker than forecasted fourth quarter sales were largely due to lower than expected sales volumes in its distribution channel, KeyLink Systems, which generates most of its revenues from the sale of IBM enterprise hardware and software products. Fourth quarter softness in sales was also experienced in the company’s enterprise solutions group. As a result of the significantly weaker sales volume and lower than expected supplier incentives, overall gross margins and profitability were negatively impacted.

Arthur Rhein, Agilysys chairman, president and chief executive officer, said, “This is the first time I can recall that the strength in sales volume we typically experience in the final weeks of a quarter didn’t materialize. Despite my disappointment with what I currently believe was an abnormally soft fourth quarter and with our results for the quarter, I am pleased with our full-year performance and the improvement over the prior year.”

Agilysys will issue fiscal 2005 fourth quarter and full year earnings on Tuesday, May 10, 2005 and hold a conference call to discuss the results and fiscal 2006 expectations at 11 a.m. ET. The conference call will be broadcast live over the Internet and a replay will be accessible on the investor relations page of the company’s Web site: www.agilysys.com.

Forward-Looking Language
Portions of this release, particularly the statements made by management and those that are not historical facts, are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on current assumptions and expectations, and are subject to risks and uncertainties, many of which are beyond the control of Agilysys. Many factors could cause Agilysys actual results to differ materially from those anticipated by the forward-looking statements. These factors include those referenced in the Annual Report on Form 10-K or as may be described from time to time in Agilysys subsequent SEC filings.

Potential factors that could cause actual results to differ materially from those expressed or implied by such statements include, but are not limited to, those relating to Agilysys anticipated revenue gains, sales volume, margin improvements, cost savings, and new product introductions.

Other associated risks include geographic factors, political and economic risks, the actions of Agilysys competitors, changes in economic or industry conditions or in the markets served by Agilysys, and the ability to appropriately integrate acquisitions, strategic alliances, and joint ventures.

In addition, this release contains time-sensitive information and reflects management’s best analysis only as of the date of this release. Agilysys does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

Information on the potential factors that could affect Agilysys actual results of operations is included in its filings with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended March 31, 2004. Interested persons can obtain it free at the Securities and Exchange Commission’s website, which is located at www.sec.gov.

About Agilysys, Inc.
Agilysys is one of the foremost distributors and premier resellers of enterprise computer technology solutions. It has a proven track record of delivering complex server and storage hardware, software and services to resellers, large and medium-sized corporate customers, as well as public-sector clients across a diverse set of industries. In addition, the company provides customer-centric software applications and services focused on the retail and hospitality markets. Headquartered in Mayfield Heights, Ohio, Agilysys has sales offices throughout the United States and Canada. For more information, visit www.agilysys.com.

Analysts/Investor Contact:	Martin Ellis
Executive Vice President, Corporate
Development and Investor Relations
Agilysys, Inc.
440-720-8682
martin.ellis@agilysys.com

Media Contact:	Julie Young
Director, Corporate Communications
Agilysys, Inc.
440-720-8602
julie.young@agilysys.com

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